As filed with the Securities and Exchange Commission on August 20, 2010
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GLOBALOPTIONS GROUP, INC. (Exact name of registrant as specified in its charter) ______________________
Delaware (State or other jurisdiction of incorporation or organization)

30-0342273 (I.R.S. Employer Identification Number)

75 Rockefeller Plaza 27th Floor New York, New York 10019 (212) 445-6262 (Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Harvey W. Schiller, Ph.D.
Chairman and Chief Executive Officer
GlobalOptions Group, Inc.
75 Rockefeller Plaza
27th Floor
New York, New York 10019
(212) 445-6262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert H. Friedman, Esq. Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street New York, New York 10022 (212) 451-2300

As soon as practicable after the effective date of this registration statement (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share	4,374,551 Shares	$2.12	$9,274,049	$661.24
TOTAL	4,374,551 Shares		$9,274,049	$661.24

(1)
Pursuant to Rule 416 of the Securities Act, such shares of our common stock offered hereby also include an indeterminate number of additional shares of our common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Calculated in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of our common stock on the Nasdaq Capital Market on August 19, 2010, solely for the purpose of calculating the registration fee.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.

Subject to completion, dated August 20, 2010

4,374,551 Shares

Common Stock

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to an aggregate of 4,374,551 shares of common stock of GlobalOptions Group, Inc. All of these shares of our common stock are being offered for resale by the selling stockholders.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. See “Use of Proceeds.” We will bear all costs relating to the registration of these shares, other than underwriting discounts and commissions.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “GLOI.” On August 19, 2010, the last sale price of our common stock quoted on the Nasdaq Capital Market was $2.13 per share.

Investing in our common stock involves a high degree of risk. Please see the section entitled “ Risk Factors” starting on page 4 of this prospectus to read about risks that you should consider carefully before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                                                August 20, 2010.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

We own, have rights to or have applied for the trademarks and trade names that we use in conjunction with our business, including GlobalOptions and our logo. All other trademarks and trade names appearing in this prospectus are the property of their respective holders.

In this prospectus we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and studies, as well as independent industry publications. Although we believe that these outside sources are reliable, we have not independently verified, and do not guarantee, the accuracy and completeness of this information.

PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus and should be read in conjunction with the more detailed information contained in this prospectus and the consolidated financial statements and related notes appearing elsewhere in this prospectus. Before you decide to invest in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section in this prospectus. All references in this prospectus to “GlobalOptions,” “we,” “us,” “our company” or “our” refer to GlobalOptions Group, Inc. and its consolidated subsidiaries, except where it is clear that such terms mean only GlobalOptions Group, Inc. or our operating subsidiary, GlobalOptions, Inc.

Overview

On August 11, 2010, GlobalOptions agreed to sell its sole remaining operating  unit, The Bode Technology Group (“Bode”), subject to stockholder approval and other closing conditions.  Bode provides forensic DNA analysis, proprietary DNA collection products, and related research services to law enforcement agencies, federal and state governments, crime laboratories and disaster management organizations.

On April 30, 2010, we sold our SafirRosetti business unit (“SafirRosetti”) which had been part of our Security Consulting and Investigations Segment.  Additionally, on July 16, 2010 we sold our Preparedness Services business unit (“Preparedness”) and on July 20, 2010 we sold our Fraud and Special Investigative business unit (“FSIU”).

Corporate Information

Our principal executive offices are located at 75 Rockefeller Plaza, 27th Floor, New York, New York 10019. Our telephone number is (212) 445-6262 and our fax number is (212) 445-0053. Our website is located at www.globaloptionsgroup.com. Information on our website is not part of this prospectus.

The Offering

Common stock offered by the selling stockholders	4,374,551 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Nasdaq Capital Market symbol	“GLOI”

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the specific risk factors described below in addition to the other information contained in this prospectus, including our consolidated financial statements and related notes included elsewhere in the prospectus, before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be materially and adversely affected. This could cause the trading price of our common stock to decline and a loss of all or part of your investment.

Risks Related to Our Business and Industry

Reserves may not be adequate to maintain our operations.

Following the sales of our SafirRosetti, Preparedness and FSIU business units and the contemplated sale of Bode, we will have no business operating units.  Other than (i) the cash proceeds received upon the closings of such sales, (ii) an earnout from the sale of Witt and contemplated sale of Bode, (iii) the receipt of payment from a promissory note issued in connection with the sale of SafirRosetti, (iv) the receipt of payment of a percentage of account receivables collected by the purchaser of SafirRosetti, (v) potential working capital adjustments from the sale of Preparedness and FSIU and contemplated sale of Bode, and (vi) payments from escrow accounts established in connection with the sales of SafirRosetti, Preparedness and FSIU and contemplated sale of Bode, we will have no future cash flows and we may not receive any of the payments set forth in (ii) through (vi) above.  In addition, following the contemplated sale of Bode, we may not have any arrangements with any bank or financial institution to secure additional financing.

We have stated our current intention that we currently intend to return the net proceeds from these sales to our stockholders after satisfying existing contractual and banking obligations and establishing appropriate reserves for contingencies and ongoing operating costs.  If we make such distribution, there is no guaranty that the amount of such reserves that we decide to maintain will be enough to cover our future expenses, including, (i) reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”), (ii) other general and administrative expenses in connection with the continued operations of our business, and/or (iii) the repayment of certain of the proceeds received from the sales either pursuant to a working capital adjustment, a guaranty of receivables or any other claim by a purchaser of any of the units.

We are highly dependent on the release of funds from escrow accounts.

In connection with the sales of our SafirRosetti, Preparedness and FSIU business units and the contemplated sale of Bode, a portion of the proceeds from each of the sales of SafirRosetti, Preparedness and FSIU have been placed into escrow and a portion of the proceeds of Bode will be placed into escrow upon the completion of the sale of Bode, to protect against indemnification claims brought by the purchasers of such business units.  If such purchasers bring any claims pursuant to the agreements, such claims will first be against such escrow amounts, but could be brought in excess of such escrow amounts.  If such claims are proven successful, we may not receive the anticipated amounts from the escrow accounts or may have to pay claims in excess of the escrow amounts directly from the Company, and the receipt of funds in the escrow account may be delayed pending the final outcome of such claims.

We are highly dependent on earnout payments.

In connection with the sale of Preparedness and the contemplated sale of Bode, a substantial part of the purchase price from the sale of Preparedness and a portion of the purchase price from the contemplated sale of Bode, consist of an earnout payment.  Depending on the revenue actually earned by Preparedness and Bode during the earnout period, there could be no earnouts received by us.

We are dependent on the collection of Accounts Receivable.

In connection with the sales of SafirRosetti and Preparedness and the contemplated sale of Bode, part of the proceeds of each transaction is dependent upon the ability of the purchasers of each such unit to collect the accounts receivable existing at the time of closing of the respective units.  The purchasers of SafirRosetti are collecting the account receivables of SafirRosetti from which we will receive a portion of the proceeds of such collection.  The purchaser of Preparedness and contemplated purchaser of Bode, have the right to have us pay them up to a certain amount if they are unable to collect the accounts receivable for such unit within a given period of time.  If the purchasers of SafirRosetti or Preparedness or the contemplated purchaser of Bode, do not collect the accounts receivable existing on the books of each such unit at the time of closing of the respective transactions, we may receive no additional proceeds from the sale of SafirRosetti or we may have to return a portion of the proceeds received from the Preparedness sale or contemplated Bode sale.

Our arrangements with members of our senior management team, or our failure to retain or recruit key personnel, could negatively impact our ability to sell our products and services and grow our business.

Our future success will depend to a significant extent upon the abilities, level of service, reputation and relationships of our Chairman and Chief Executive Officer and Chief Financial Officer, the members of senior management of our former business units (with respect to the maintenance and growing of their respective business units in order to maximize our potential earnouts and to collect the outstanding accounts receivable) and our Board of Directors. Some members of our senior management team work on a part-time basis. These arrangements, or any reduction or loss of these individuals’ services, could have a material adverse effect upon our business.

Because a small number of clients account for a substantial portion of our former Preparedness unit’s revenues, the loss of any of these clients, or a decrease in their use of services, could cause the amount of our anticipated earnout to decline.

Revenues from our former Preparedness unit’s largest client, the State of Louisiana, accounted for 63%, 68%, and 83% of the revenues generated by it during the years ended December 31, 2009, 2008 and 2007, respectively.  Its current contract with the State of Louisiana is a time and materials contract under which the State is not required to purchase a minimum amount of our services. Therefore, this contract could cease producing revenues at any time with little or no notice and significantly reduce or eliminate the amount of earnout we will receive.

The State of Louisiana can terminate its engagement with short notice or with no notice.

The engagement by the State of Louisiana is a project-based engagement and is terminable by it on short-term notice. As a result, it is not obligated to continue using our former Preparedness unit’s services at historical levels or at all, and may cancel its arrangement without penalty. Identifying and engaging new clients can be a lengthy and difficult process. Therefore, this contract could be terminated at any time with little or no notice and significantly reduce or eliminate the amount of earnout we will receive.

Bode is vulnerable to fluctuations in government spending and subject to additional risks as a result of the government contracting process, which often involves risks not present in the commercial contracting process.

Because many of Bode’s contracts are with government entities, its business is subject to a number of risks, including global economic developments, wars, political and economic instability, election results, changes in the tax and regulatory environments, foreign exchange rate volatility and fluctuations in government spending. Because many clients are federal, state or municipal government agencies with variable and uncertain budgets, the amount of business that Bode might receive from them may vary from year to year, regardless of the perceived quality of its business.

Moreover, competitive bidding for government contracts presents a number of risks that are not typically present in the commercial contracting process, including:

•	the need to devote substantial time and attention of our management team and key personnel to the preparation of bids and proposals for contracts that may not be awarded to Bode; and

•
the expenses that Bode might incur and the delays and revenue loss that it might suffer if its competitors protest or challenge contract awards made to it pursuant to competitive bidding. Such a protest or challenge could result in the resubmission of bids based on modified specifications, or in the termination, reduction or modification of the awarded contract.

If Bode is unable to consistently win new government contract awards over an extended period, or if it fails to anticipate all of the costs and resources that will be required to secure such contract awards, its growth strategy and our business, financial condition and operating results could be materially adversely affected prior to the sale of Bode, affect our ability to potentially close the sale of Bode or significantly reduce or eliminate the amount of earnout we anticipate receiving following the sale.

Bode’s professional reputation, which is critical to its business, is vulnerable to circumstances outside our or its control.

We depend upon the reputation and the individual reputations of members of the senior management team of Bode to obtain new client engagements. Bode also obtains a substantial number of new engagements from existing clients or through referrals from existing clients. Anything that diminishes its reputation may make it more difficult to compete for new engagements or to retain existing clients and, therefore, could materially adversely affect its business. Any circumstances, including those where we or Bode are not at fault, and including any repercussions from events, that might publicly damage its goodwill, injure its reputation or damage its business relationships may lead to a broader material adverse effect on its business or prospects through loss of business, goodwill, clients, agents or employees affecting the results of our operations prior to the sale of Bode, affect our ability to potentially close the sale of Bode or significantly reduce or eliminate the amount of earnout we anticipate receiving following the sale.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could cause our stock price to decline.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business could be harmed.

As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.

Failure to maintain an effective internal control environment could cause us to face regulatory action, result in delays or inaccuracies in reporting financial information or cause investors to lose confidence in our reported financial information, any of which could cause our stock price to decline.

If we are deemed to be an investment company, we must meet burdensome compliance requirements and restrictions on our activities, which may increase the difficulty of completing a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940 (the ‘‘Investment Company Act’’), the nature of our investments may be subject to various restrictions. In addition, we may be subject to burdensome compliance requirements and may have to:

†  register as an investment company;
†  adopt a specific form of corporate structure; and
†  report, maintain records and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our planned principal activities will subject us to the Investment Company Act. If we are deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would increase our operating expenses.

We may not distribute net proceeds to our stockholders.

Although we have publicly announced that we currently intend to return the net proceeds from the sales of the SafirRosetti, Preparedness and FSIU and contemplated sale of Bode to our stockholders after satisfying existing contractual and banking obligations and establishing appropriate reserves for contingencies and ongoing operating costs, there is no guaranty that we will do so.  In the event that we decide to retain the proceeds from such sales, we may pursue a business combination or other type of corporate transaction.  We currently do not have any arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity and there can be no assurance that we will be successful in identifying and evaluating or in concluding a business combination.

Bode is a worldwide business and is therefore influenced by factors and regulations in many countries.

Bode undertakes its business worldwide. The occurrence of any of the following risks relating to the conduct of Bode’s business in foreign countries could have a material adverse effect on the market for its services, their value to its clients or its ability to provide them:

•	changes in, and difficulty in complying with, laws and regulations of the different countries, including authority to trade or perform our existing and future services;

•	nullification, modification and renegotiation of contracts;

•	reversal of current policies, including favorable tax policies, encouraging foreign investment or foreign trade, or relating to the use of local agents;

•	restrictive actions by local governments, including tariffs and limitations on imports and exports;

•	adverse economic conditions which might impact the generation and flow of capital; and

•	difficulty in collecting accounts receivable and longer collection times.

The occurrence of any of these risks could materially adversely affect the results of our operations prior to the sale of Bode, affect our ability to potentially close the sale of Bode or significantly reduce or eliminate the amount of earnout we anticipate receiving following the sale.

Our inability to accurately forecast costs of fixed price contracts could result in lower than expected margins and profitability.

The profitability of fixed price projects is primarily determined by our success in correctly estimating and thereafter controlling project costs. Costs may in fact vary substantially as a result of various factors, including underestimating costs, need for unforeseen specialized subcontractors, difficulties with new technologies and economic, regulatory and other changes that may occur during the term of the contract. If for any reason the costs are substantially higher than expected, we may incur losses on fixed price contracts and our profitability could be adversely affected.

We may be unable to realize the benefits of our net operating loss (“NOL”) and capital loss carryforwards.

The amount of NOL and capital loss carryforwards that we have claimed have not been audited or otherwise validated by the U.S. Internal Revenue Service (the “IRS”).  The IRS could challenge our calculation of the amount of our NOL and capital loss or our determinations as to when a prior change in ownership occurred and other provisions of the Code may limit our ability to utilize our NOL and capital loss to offset taxable income and capital gains.  If the IRS was successful with respect to any such challenge, the tax benefit of our NOL and capital loss carryforwards to us could be substantially reduced.

Compliance with changing corporate governance and public disclosure regulations may result in additional expenses.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and The NASDAQ Stock Market LLC’s marketplace rules, require a substantial amount of management attention and financial and other resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and divert management from revenue-generating activities.

We may become subject to significant legal proceedings.

We are subject from time to time to litigation and other adverse claims related to our business, some of which may be substantial.  These claims have in the past been, and may in the future be, asserted by persons who are screened by us, regulatory agencies, clients or other third parties. Matters such as these, in which we may become defendants, may negatively impact our results of operations or cash flows, as well as our reputation.

Our exposure in a future liability action could exceed our insurance coverage.

Some of our service offerings involve high risk activities. We may not be able to maintain insurance at levels of risk coverage or policy limits that we deem adequate for any of our activities and cannot guarantee that every contract contains or will contain limitations on our liability below these policy limits. Because of the increasing cost of liability insurance, purchasing sufficient amounts of insurance coverage, or additional insurance when needed, could be prohibitively expensive. If we are sued for any injury caused by our business offerings, our liability could exceed our total assets. Any claims against us, regardless of their merit or eventual outcome, could have a detrimental effect upon our business, operating results and financial condition.

Bode may be subject to increased regulation regarding the use of personal information.

DNA testing conducted by Bode is subject to regulation by various federal, state and local regulatory authorities, which may become more stringent in the future. Federal, state and local laws and regulations in the United States designed to protect the public from the misuse of personal information in the marketplace, and adverse publicity or potential litigation concerning the commercial use of such information, may negatively affect our operations and could result in substantial regulatory compliance expense, litigation expense or revenue loss.

Risks Related to Our Common Stock

Our stockholders may not be able to resell their shares at or above the price at which their shares were purchased since our common stock price has fluctuated considerably.

Since our reverse merger in June 2005, the high and low bid price for our common stock has been $32.00 and $1.14 per share, respectively (as adjusted for our reverse stock split on March 6, 2007). The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including the following:

The stock market in general has experienced extreme price fluctuations. The market prices of shares of companies in the security industry have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock continues to be low.

Also restricting the ability of our stockholders to sell their share is that following the sales of our SafirRosetti, Preparedness and FSIU business units and contemplated sale of Bode we will have no business operating units.  As a result of having no business operating units we may be delisted from Nasdaq and our shares may not be salable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.

Our common stock has historically been sporadically or thinly traded.  As a result of the sales of our SafirRosetti, Preparedness and FSIU business units and contemplated sale of Bode, our trading volume may decrease. As a result, the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. In addition to the sales and potential sale, this situation is attributable to a number of factors, including the fact that stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume may be reluctant to follow a company with limited, if any, operations, or purchase or recommend the purchase of our common stock until we demonstrate that we can consistently operate profitably. As a consequence, there may be periods of several days or more when trading activity in our shares is low and a stockholder may be unable to sell his shares of common stock at an acceptable price, or at all. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, that current trading levels will be sustained or that we will continue to meet the requirements for listing on the NASDAQ Capital Market.

If we are delisted from Nasdaq we may be deemed a “penny stock.”

If we are delisted from Nasdaq we may be considered a “penny stock” as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. Unless our common stock is otherwise excluded from the definition of “penny stock”, the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

Our executive officers, directors and 10% stockholders have significant voting power and may vote their shares in a manner that is not in the best interest of other stockholders.

Our executive officers, directors and 10% stockholders control approximately 33% of the voting power represented by our outstanding.  If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Provisions in our certificate of incorporation and by-laws may deter third parties from acquiring us and could lead to the entrenchment of our Board of Directors.

Our certificate of incorporation and by-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board of Directors, including the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholder action by written consent must be unanimous;

•	stockholders may only remove directors for cause;

•	vacancies on the Board of Directors may be filled only by the directors; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our certificate of incorporation and by-laws could discourage, delay or prevent a transaction involving a change in control of our company.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements may be identified by the use of words such as “expects,” “plans,” “will,” “projects,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words or phrases of similar meaning. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements are subject to a number of risks and uncertainties discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. All forward-looking statements attributable to us are expressly qualified by these and other factors. We cannot assure you that actual results will be consistent with these forward-looking statements.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. Forecasts and other forward-looking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of any shares by the selling stockholders.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of August 20, 2010, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares each selling stockholder would own beneficially if all such offered shares are sold. None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer, except for Cipher 06 LLC, who is an affiliates of Burnham Hill Partners LLC. To our knowledge none of the selling stockholders has had any position, office or other material relationship with us within the past three years. Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold	Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering
Cipher 06 LLC	1,074,802	(1)	1,074,802	0	—
Vicis Capital Master Fund	3,299,749	(2)	3,299,749	0	—
	TOTAL		4,374,551	0

____________

(1)
Consists of shares of our common stock. Cipher 06 LLC is an affiliate of Michael Liss and Jason Adelman, both control persons of Burnham Hill Partners LLC and both of which may be deemed to have power to vote or dispose of the shares held by Cipher 06 LLC.

(2)
Consists of shares of our common stock. Shad Stastney, John Succo and Sky Lucas are equal members of Vicis Capital LLC, the investment advisor of Vicis Capital Master Fund, which may be deemed to have power to vote or dispose of the shares held by Vicis Capital Master Fund.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share, 100,000 shares of which have been designated Series D Convertible Preferred Stock. As of August 16, 2010, there were 14,424,433 shares of our common stock and no shares of our Series D Convertible Preferred Stock issued and outstanding.

 The following description of our capital stock outstanding as of August 20, 2010 is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation, as amended, and the Certificate of Designation of our Series D Convertible Preferred Stock, which is filed as an exhibit to the registration statement, of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  We have previously announced that we currently intend to return the net proceeds from the sales of SafirRosetti, Preparedness and FSIU and the contemplated net proceeds from the contemplated sale of Bode to our stockholders after satisfying existing contractual and banking obligations and establishing appropriate reserves for contingencies and ongoing operating costs.  Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock, of which currently there are none. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Series D Convertible Preferred Stock

Holders of our Series D Convertible Preferred Stock are entitled at any time to convert their shares of Series D Convertible Preferred Stock into our common stock, subject to a waivable beneficial ownership cap that prevents a holder from converting its shares into common stock if the conversion would result in the holder and its affiliates beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. A holder may at any time waive this 4.99% cap upon 61 days’ notice. Each share of Series D Convertible Preferred Stock is initially convertible into 66.67 shares of our common stock, subject to adjustment in the event of a stock dividend, subdivision or combination of our common stock. To the extent that a holder of Series D Convertible Preferred Stock falls below, or elects to waive, the 4.99% beneficial ownership limitation, we may, except under limited circumstances, require the conversion of the Series D Convertible Preferred Stock into shares of our common stock at the then applicable conversion ratio.

Holders of our Series D Convertible Preferred Stock do not have any voting rights, except to the extent required by law. To the extent that any dividends are declared on our common stock, holders of our Series D Convertible Preferred Stock will be entitled to receive those dividends on an as-converted basis. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of our Series D Convertible Preferred Stock will be entitled to receive a nominal liquidating distribution in an amount equal to $0.001 per share before distributions are made to holders of our common stock. Upon completion of these nominal liquidating distributions, holders of our Series D Convertible Preferred Stock will be entitled to receive their pro rata share, on an as-converted to common stock basis, of any assets remaining available for distribution to our stockholders.

Registration Rights Agreement

We entered into a registration rights agreement, dated as of July 25, 2007, with the participants in restructuring of our then oustanding equity securities in which we agreed to register for resale the shares of our common stock issued or issuable upon the completion of the such restructuring, including the conversion of our Series D Convertible Preferred Stock. We agreed to file a resale registration statement covering these shares by the earlier of 90 days after the closing of the equity restructuring and the filing date of a registration statement relating to a qualified public offering and to use our best efforts to have the resale registration statement declared effective by the earlier of 150 days after the closing of the equity restructuring and the effective date of a registration statement relating to a qualified public offering. We also agreed to use our best efforts to maintain the effectiveness of the resale registration statement until the earlier of the time when all of the registered shares have been sold or may be sold without restriction pursuant to prior Rule 144(k) under the Securities Act and to update the registration statement, if necessary, to account for subsequent transferees of the registered shares. The registration rights agreement obligates us to pay specified liquidated damages to the participants in the equity restructuring to the extent we do not meet these deadlines or maintain the effectiveness of the resale registration statement for the required time period, as well as for certain other events. The initial registration statement related to the registration rights agreement was declared effective by the Securities and Exchange Commission on October 23, 2007 and remains effective as of the date hereof and we are filing this registration statement for the benefit of subsequent transferees who received shares of Series D Preferred Stock, which have subsequently been converted to our common stock, in a privately negotiated sale from certain of the selling stockholders in the prior registration statement.

 We will pay all registration expenses, other than underwriting discounts and commissions, related to the resale registration statement. The registration rights agreement contains customary cross-indemnification provisions pursuant to which we will indemnify the selling stockholders in the event of material misstatements or omissions in the resale registration statement attributable to us, and they will indemnify us for material misstatements or omissions attributable to them.

Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws

Our certificate of incorporation and by-laws include a number of provisions that may have the effect of delaying, deferring or discouraging another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling Vacancies. Our by-laws provide that directors may be removed by stockholders only for cause, upon the affirmative vote of at least a majority of the voting power of all then outstanding shares of voting stock, voting together as a single class. Any vacancy on our Board of Directors, however occurring, including a vacancy resulting from a removal for cause or from an increase in the size of our Board of Directors, may only be filled by a majority of our directors then in office, even if less than a quorum.

Written Consent of Stockholders. Our by-laws provide that stockholders may act by written consent only if all stockholders entitled to vote sign the written consent. This provision limits the ability of stockholders to take actions other than at a duly called and held stockholder meeting.

Advance Notice Requirements. Our by-laws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors and other business to be brought before stockholder meetings. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. The notice must contain information specified in the by-laws.

Undesignated Preferred Stock. Our certificate of incorporation provides for 15,000,000 authorized shares of preferred stock, all of which are currently available for issuance. The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Trading Information

Our common stock is currently quoted on the Nasdaq Capital Market under the trading symbol “GLOI”.

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, Inc., 17 Battery Place, 8th Floor, New York, New York 10004.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the Nasdaq Capital Market, any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•
a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions;

•	in making short sales or in transactions to cover short sales;

•	put or call option transactions relating to the shares; and

•	by any other method permitted by applicable law.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they and the Company meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the SEC, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees customarily paid by the issuer in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-3 with the SEC under the Securities Act for the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2009 and 2008 and the related statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2009, 2008 and 2007 have been incorporated by reference and is included in reliance upon the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring to those documents.  The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the Securities and Exchange Commission will automatically update and replace this information.  We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

2.	Our Quarterly Report on Form 10-Q for the period ended March 31, 2010;

3.	Our Quarterly Report on Form 10-Q for the period ended June 30, 2010;

4.	The filed portions of our Current Report on Form 8-K filed on March 15, 2010;

5.	The filed portions of our Current Report on Form 8-K filed on April 29, 2010;

6.	The filed portions of our Current Report on Form 8-K filed on May 6, 2010;

7.	The filed portions of our Current Report on Form 8-K filed on May 13, 2010;

8.	The filed portions of our Current Report on Form 8-K filed on June 11, 2010;

9.	The filed portions of our Current Report on Form 8-K filed on June 25, 2010;

10.	The filed portions of our Current Report on Form 8-K filed on July 16, 2010;

11.	The filed portions of our Current Report on Form 8-K filed on July 19, 2010;

12.	The filed portions of our Current Report on Form 8-K filed on July 21, 2010;

13.	The filed portions of our Current Report on Form 8-K filed on July 22, 2010;

14.	The filed portions of our Current Report on Form 8-K filed on August 12, 2010;

15.	The filed portions of our Current Report on Form 8-K filed on August 17, 2010; and

16.
The description of our common stock contained in our registration statement on Form 8-A12B, as filed with the Securities and Exchange Commission on September 25, 2007, as amended on September 25, 2007, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address:

GlobalOptions Group, Inc.
Attention: Corporate Secretary
75 Rockefeller Plaza
27th floor
New York, New York 10019
(212) 445-6262

We have filed a registration statement on Form S-3 with the SEC for our common stock offered in this offering.  This prospectus does not contain all the information set forth in the Registration Statement.  You should refer to the Registration Statement and its exhibits for additional information. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits to the Registration Statement for copies of the actual contracts, agreements or other documents.

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s website at www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of our common stock. All amounts shown are estimates except for the registration fee.

EXPENSES	AMOUNT
Registration Fee	$661.24
Legal Fees	20,000
Accounting Fees	10,000
Miscellaneous	1,000
TOTAL	$31,661.24

Item 15.                      Indemnification of Directors and Officers.

The Certificate of Incorporation of the Company provides that we shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL, any person whom it may indemnify thereunder, including the directors, officers, employees and agents of the Company. In addition, the Company’s certificate of incorporation limits or eliminates, to the extent permitted by the DGCL, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty.

Section 5.1 of the by-laws of the Company further provides as follows:

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Corporation and as otherwise permitted by the DGCL.

The Company’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the DGCL, as may be amended, which provides as follows:

(a)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)           A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)           A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)           For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)           For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)           The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)           The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Item 16.                      Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Guidepost Solutions, LLC dated April 23, 2010.**
2.2	Asset Purchase Agreement, dated May 13, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Witt Group Holdings, LLC.***
2.3	Asset Purchase Agreement, dated June 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and GlobalOptions Services, Inc.****
2.4	Stock Purchase Agreement, dated August 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc., The Bode Technology Group, Inc. and LSR Acquisition Corp.*****
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (contained in Exhibit 5.1).*
24.1	Power of Attorney.*

_______________

*	Filed herewith.

**	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.

***	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2010.

****	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010.

*****	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2010.

Item 17.                      Undertakings.

The undersigned Registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on August 20, 2010.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller, Ph.D.
Harvey W. Schiller, Ph.D. Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jeffrey O. Nyweide
Jeffrey O. Nyweide Chief Financial Officer, Executive Vice President and Secretary (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

GlobalOptions Group, Inc. and each of the undersigned do hereby appoint Harvey W. Schiller and Jeffrey O. Nyweide, and each of them severally, its or his true and lawful attorney to  execute on behalf of GlobalOptions Group, Inc. and the undersigned any and all amendments to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; each of such attorneys shall have the power to act hereunder with or without the other.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Harvey W. Schiller, Ph.D.	Chairman, Chief Executive Officer and Director	August 20, 2010
Harvey W. Schiller, Ph.D.

/s/ Jeffrey O. Nyweide	Chief Financial Officer, Executive Vice President and Secretary	August 20, 2010
Jeffrey O. Nyweide

/s/ Per-Olof Lööf	Director	August 20, 2010
Per-Olof Lööf

/s/ John P. Oswald	Director	August 20, 2010
John P. Oswald

/s/ John P. Bujouves	Director	August 20, 2010
John P. Bujouves